As filed with the U.S. Securities and Exchange Commission on August 9, 2023

Investment Company Act File No. 811-08767

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

Registration Statement under the Investment Company Act of 1940 Amendment No. 82	☒

UBS Series Funds

(Exact Name of Registrant Specified in Charter)

c/o UBS Asset Management (Americas) Inc.

787 Seventh Avenue

New York, New York 10019

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (888) 793-8637

Keith A. Weller, Esq. UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, Illinois 60606 (Name and Address of Agent for Service)	With copies to: Stephen H. Bier, Esq. Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, New York 10036

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and rules thereunder.

Explanatory Note

UBS Series Funds (the “Trust”) has filed this Amendment No. 82 to the Registration Statement of the Trust on Form N-1A (File No. 811-08767) (the “Registration Statement”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Shares of beneficial interest in Limited Purpose Cash Investment Fund (the “fund”), a series of the Trust, are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the shares of the fund. Such investors are referred to herein as “shareholders.” This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any shares in the fund.

This Amendment No. 82 to the Registration Statement is being filed under the 1940 Act to amend and supplement Amendment No. 80 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission (“Commission”) on August 26, 2022 (Accession No. 0001193125-21-257734) (“Amendment 80”), as pertaining to Part B of the Registration Statement with respect to the fund. Parts A and B of the Registration Statement with respect to the fund, as filed in Amendment 80, are incorporated by reference herein.

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UBS Series Funds

Limited Purpose Cash Investment Fund

Amendment dated August 9, 2023

to the Part B dated August 26, 2022

Dear Shareholder:

The purpose of this amendment is to update certain information contained in Part B for Limited Purpose Cash Investment Fund regarding changes to the Board of Trustees (the “Board”) of UBS Series Funds (the “Trust”).

Virginia G. Breen and David R. Malpass have been appointed by the Board to serve as Trustees of the Trust. In addition, Ms. Breen has been appointed to serve as the chair of the Trust’s Audit Committee.

This amendment also updates certain information regarding the trustees’ compensation arrangements.

Effective immediately, Part B is hereby amended as follows:

The section captioned “Item 17. Management of the Funds” in Part B is revised by adding the following as the last two rows of the table titled “Independent Trustees”:

Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in complex overseen by trustee	Other directorships held by trustee
Virginia G. Breen; 59 c/o Keith A. Weller Fund Secretary UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606	Trustee	Since July 2023	Ms. Breen is a private investor and board member of certain entities (as listed herein).	Ms. Breen is a director or trustee of 7 investment companies (consisting of 41 portfolios) for which UBS AM or an affiliate serves as investment advisor or manager.	Director of: Paylocity Holding Corp.; UBS A&Q Fund Complex (3 funds); the Neuberger Berman Private Equity Registered Funds (21 funds); certain funds in the Calamos Fund Complex (28 funds). Former Director of JLL Income Property Trust, Inc. (from 2004 to June 2023) and Tech and Energy Transition Corporation (2021 to March 2023).

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Name, address, and age	Position(s) held with Trust	Term of office[1] and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in complex overseen by trustee	Other directorships held by trustee
David R. Malpass; 67 c/o Keith A. Weller Fund Secretary UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606	Trustee	Since July 2023	Mr. Malpass served as President of the World Bank Group from April 2019 to June 2023. Prior to that, he served as US Treasury Undersecretary for International Affairs (August 2017 - April 2019) (Mr. Malpass also had previously served as a trustee of the funds from 2014 until 2017, when he entered public service.)	Mr. Malpass is a director or trustee of 4 investment companies (consisting of 38 portfolios) for which UBS AM serves as investment advisor or manager.	In his role as President of the World Bank Group, Mr. Malpass was President of, and Chairman of the Boards and Administrative Councils of, the following: International Bank for Reconstruction and Development; International Development Association; International Finance Corporation; Multilateral Investment Guarantee Agency; and International Centre for Settlement of Investment Disputes. In his role as Undersecretary of the US Treasury, Mr. Malpass was also on the boards of Overseas Private Investment Corporation (the US Government’s development finance institution until it merged with another government entity in 2019) and Millennium Challenge Corporation (a US foreign aid agency).

1 Each trustee holds office for an indefinite term.

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The same section of Part B is revised by adding the following as the last two rows of the table titled “Information about trustee ownership of fund shares”:

Trustee	Dollar range of shares in the fund	Aggregate dollar range of equity securities in all registered investment companies overseen by trustee for which UBS AM serves as investment advisor or manager
Virginia G. Breen*	None	None
David R. Malpass*	None	None

*Information for Ms. Breen and Mr. Malpass is as of July 31, 2023.

The section captioned “Item 17. Management of the Funds” and subcaptioned “Leadership structure and qualifications of board of trustees” in Part B is revised by replacing the second sentence of the first paragraph of that section with the following:

The board is currently composed of six trustees, all of whom are not “interested persons” of the funds as that term is defined by the Investment Company Act (“Independent Trustees”).

The same section of Part B is revised by adding the following as the ninth and tenth paragraphs of that section:

Ms. Breen became a trustee effective July 2023. She has more than 25 years of experience in the financial services industry. She also has experience serving on boards of other entities, including other investment companies.

Mr. Malpass became a trustee effective July 2023. In his role as President and Chairman of the Board of Executive Directors of the World Bank Group, Mr. Malpass led the Bank Group’s public and private sector operations to a record $122.6 billion in commitments in fiscal year 2023, including record investments in climate finance, pandemic preparedness, and debt sustainability. In addition to having been the President of the World Bank Group, he served as US Treasury Undersecretary for International Affairs and has held various other government positions. He was also Chief Economist at Bear, Stearns & Co. Mr. Malpass also had previously served as a trustee of the funds from 2014 until 2017, when he entered public service.

The section captioned “Item 17. Management of the Funds” and subcaptioned “Committees” in Part B is revised by replacing the first paragraph of that section with the following:

The Trust has an Audit Committee and a Nominating and Corporate Governance Committee. The members of the Audit Committee are currently the Independent Trustees. Virginia G. Breen is chairperson of the Audit Committee. The following Independent Trustees are members of the Nominating and Corporate Governance Committee: Richard R. Burt (chairman), Heather R. Higgins and Bernard H. Garil.

The section captioned “Item 17. Management of the Funds” and subcaptioned “Compensation” in Part B is revised by replacing the first two paragraphs of that section in their entirety with the following:

Each Independent Trustee receives, in the aggregate from the UBS AM funds he or she oversees, an annual retainer of $255,000. The chairman of the board receives annually an additional $75,000; the chairperson of the Audit Committee receives annually an additional $35,000; and the chairperson of the Nominating and Corporate Governance Committee receives annually an additional $25,000. In addition, a board member who undertakes a special assignment to provide special assistance in coordinating the board's oversight of compliance matters, contract reconsideration matters or corporate restructuring matters (currently Heather R. Higgins, Bernard H. Garil and David Malpass, respectively) receives annually an additional $25,000. The foregoing fees are allocated among all such funds as follows: (i) one-half of the expense is allocated pro rata based on the funds' relative net assets at the end of the calendar quarter preceding the date of payment; and (ii) one-half of the expense is allocated according to the number of such funds. No officer, director or employee of UBS AM or any of its affiliates presently receives any compensation from the funds for acting as a board member or officer. All board members are reimbursed for expenses incurred in attending meetings.

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The same section of Part B is revised by adding the following as the last two rows of the following table:

Name of person, position	Aggregated compensation from the trust	Total compensation from the trust and the fund complex
Virginia G. Breen, Trustee	-	$89,000	*
David R. Malpass, Trustee	-	-

* Represents fees paid during the calendar year ended December 31, 2022 by 3 investment companies for which UBS AM or one of its affiliates served as investment advisor or manager. No fund within the UBS fund complex has a bonus, pension, profit sharing or retirement plan.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION FOR FUTURE REFERENCE.

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PART C
Item 28. Exhibits

(1)	(a)	Trust Instrument 1/

	(b)	Amendment to Trust Instrument effective July 28, 1999 2/

	(c)	Amendment to Trust Instrument effective May 9, 2001 3/

	(d)	Certificate of Amendment to the Certificate of Trust effective May 9, 2001 3/

	(e)	Amendment to Trust Instrument effective April 8, 2002 4/

	(f)	Amendment to Trust Instrument effective March 15, 2004 5/

	(g)	Amendment to Trust Instrument effective August 28, 2007 6/

	(h)	Amendment to Trust Instrument effective October 6, 2008 7/

	(i)	Certificate of Amendment to Trust Instrument effective May 20, 2015 8/

	(j)	Amendment to Trust Instrument effective October 16, 2015 9/

	(k)	Amendment to Trust Instrument effective December 30, 2015 10/

	(l)	Amendment to Trust Instrument effective April 15, 2016 11/

	(m)	Amendment to Trust Instrument effective August 26, 2016 12/

	(n)	Amendment to Trust Instrument effective October 27, 2016 13/

	(o)	Certificate of Amendment to the Certificate of Trust effective March 9, 2018 14/

	(p)	Amendment to Trust Instrument effective March 9, 2018 14/

	(q)	Amendment to Trust Instrument effective October 14, 2019 15/

	(r)	Amendment to Trust Instrument effective December 19, 2019 15/

(2)	(a)	By-Laws 1/

	(b)	Certificate of Amendment to By-Laws dated December 19, 2001 4/

	(c)	Certificate of Amendment to By-Laws dated February 15, 2002 4/

	(d)	Certificate of Amendment to By-Laws effective November 15, 2006 16/

	(e)	Certificate of Amendment to By-Laws effective February 13, 2008 17/

	(f)	Certificate of Amendment to By-Laws effective May 6, 2009 18/

	(g)	Certificate of Amendment to By-Laws effective February 10, 2010 19/

	(h)	Certificate of Amendment to By-Laws effective March 9, 2018 14/

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(3)	Instruments defining the rights of holders of Registrant’s shares of beneficial interest 20/

(4)	(a)	Investment Advisory and Administration Contract with respect to UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

	(b)	Master Transfer and Novation Contract with respect to Investment Advisory and Administration Contract, dated as of April 1, 2006 22/

	(c)	Management Contract with respect to Limited Purpose Cash Investment Fund 23/

	(d)	Investment Advisory and Administration Contract with respect to UBS Ultra Short Income Fund 24/

(5)	(a)	Principal Underwriting Contract for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 3/

	(b)	Principal Underwriting Contract for UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 5/

	(c)	Amended and Restated Principal Underwriting Contract for UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Prime Preferred Fund, UBS Prime Reserves Fund, UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund, UBS RMA Government Money Market Fund, UBS Select ESG Prime Institutional Fund, UBS Select ESG Prime Preferred Fund and UBS Select ESG Prime Investor Fund 15/

	(d)	Distribution Contract for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

	(e)	Principal Underwriting Contract for UBS Ultra Short Income Fund 24/

	(f)	Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

	(g)	Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 3/

	(h)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. to add UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 6/

	(i)	Mutual Fund Account Administration Agreement with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, and UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund) 25/

	(j)	Amendment to Schedule B to Mutual Fund Account Administration Agreement with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, and UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund) 25/

	(k)	Amendment to Mutual Fund Account Administration Agreement with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, and UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund) 25/

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(l)	Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS AG, New York private bank branch with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 7/

(m)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 19/

(n)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Prime Preferred Fund and UBS Prime Reserves Fund 26/

(o)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select Government Preferred Fund and UBS Select Government Institutional Fund 12/

(p)	Selected Dealer Agreement between UBS Asset Management (US) Inc.* and UBS Financial Services Inc. with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 12/

(q)	Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Prime Investor Fund 26/

(r)	Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select Government Investor Fund 12/

(s)	Selected Dealer Agreement between UBS Asset Management (US) Inc.* and Treasury Curve LLC with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund and UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund) 19/

(t)	Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. with respect to UBS RMA Government Money Market Fund 12/

(u)	Form of Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries 12/

(v)	Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, and UBS Select Government Investor Fund 27/

(w)	Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to UBS Select Prime Institutional Fund, UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Select Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(x)	Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to Class A shares and Class P shares of UBS Ultra Short Income Fund 24/

(y)	Form of Selected Dealer Agreement between UBS Asset Management (US) Inc. and various financial intermediaries with respect to Class I shares of UBS Ultra Short Income Fund 24/

(z)	Amendment to Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 28/

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	(aa)	Amendment to Selected Dealer Agreement between UBS Asset Management (US) Inc. and UBS Financial Services Inc. to add UBS Select ESG Prime Investor Fund 28/

(6)	Bonus, profit sharing or pension plans - none

(7)	(a)	Custodian Contract with State Street Bank and Trust Company for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 21/

	(b)	Letter Agreement making Custody Contract with State Street Bank and Trust Company applicable to UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 29/

	(c)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 5/

	(d)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund and UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 18/

	(e)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Prime Investor Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund 25/

	(f)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund and UBS RMA Government Money Market Fund 12/

	(g)	Amendment to the Custody Contract with State Street Bank and Trust Company to include Limited Purpose Cash Investment Fund 23/

	(h)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Ultra Short Income Fund 24/

	(i)	Amendment to the Custody Contract with State Street Bank and Trust Company to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(8)	(a)	(i) Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 2/

(ii) Transfer Agency and Related Services Agreement for UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 3/

(iii) Amendment No. 1 to Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly, UBS Select Money Market Fund) 29/

(iv) Amendment No. 2 to the Transfer Agency and Services Agreement for UBS Select Prime Institutional Fund (formerly UBS Select Money Market Fund) and UBS Liquid Assets Government Fund (formerly, UBS Liquid Assets Fund) 30/

(v) Amendment No. 3 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Treasury Institutional Fund (formerly, UBS Select Treasury Fund) 30/

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(vi)	Amendment No. 4 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 18/

(vii)	Amendment No. 5 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Treasury Capital Fund 31/

(viii)	Amendment No. 6 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Prime Investor Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund 12/

(ix)	Amendment No. 7 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select Government Investor Fund, UBS Select Government Preferred Fund, UBS Select Government Institutional Fund and UBS Select Government Capital Fund 12/

(x)	Transfer Agency and Related Services Agreement 32/

(xi)	Amendment to the Transfer Agency Agreement 33/

(xii)	Adoption and Amendment Agreement with BNY Mellon Investment Servicing (U.S.) Inc. for UBS RMA Government Money Market Fund relating to the Transfer Agency and Related Services Agreement and Amendment to the Transfer Agency Agreement 13/

(xiii)	Amendment No. 8 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include Limited Purpose Cash Investment Fund 23/

(xiv)	Amendment No. 9 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Ultra Short Income Fund 34/

(xv)	Amendment No. 10 to the Transfer Agency and Services Agreement with BNY Mellon Investment Servicing (U.S.) Inc. to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 35/

(b)	Amended and Restated Administration Contract for UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund (formerly, UBS Select Tax-Free Institutional Fund), UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund (formerly, UBS Select Tax-Free Preferred Fund), UBS Prime Reserves Fund, UBS Prime Preferred Fund, UBS Select Government Institutional Fund, UBS Select Government Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 15/

(c)	Amended and Restated Administration Contract with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS RMA Government Money Market Fund and UBS Select ESG Prime Investor Fund 15/

(d)	Amended and Restated Shareholder Services Plan and Agreement with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund and UBS Select ESG Prime Investor Fund 28/

(e)	Shareholder Services Plan with respect to UBS RMA Government Money Market Fund 26/

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	(f)	(i)	Fee Waiver and Expense Reimbursement Agreement with respect to UBS Select Prime Investor Fund, UBS Select ESG Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Investor Fund, UBS Prime Investor Fund and UBS Tax-Free Investor Fund 25/

		(ii)	Fee Waiver and Expense Reimbursement Agreement with respect to UBS Select Prime Preferred Fund, UBS Select ESG Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Prime Preferred Fund and UBS Tax-Free Preferred Fund 25/

		(iii)	Fee Waiver Agreement with respect to Limited Purpose Cash Investment Fund 36/

		(iv)	Fee Waiver and Expense Reimbursement Agreement with respect to UBS Ultra Short Income Fund 25/

	(g)	Exclusive Placement Agent Agreement with respect to Limited Purpose Cash Investment Fund 23/

	(h)	(i)	Service Agreement with State Street Bank and Trust Company, dated as of May 31, 2018 37/

		(ii)	Amendment to Service Agreement with State Street Bank and Trust Company to include UBS Select ESG Prime Investor Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund 38/

(9)	(a)	Opinion and Consent of Counsel with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Tax-Free Reserves Fund, UBS Prime Reserves Fund, UBS Select Government Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS Select ESG Prime Institutional Fund, UBS Select ESG Prime Preferred Fund, UBS Select ESG Prime Investor Fund, UBS RMA Government Money Market Fund, UBS Liquid Assets Government Fund and UBS Ultra Short Income Fund 25/

(10)	(a)	Consent of Independent Registered Public Accounting Firm with respect to UBS Select Prime Institutional Fund, UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select ESG Prime Institutional Fund, UBS Select Prime Preferred Fund, UBS Select Government Preferred Fund, UBS Select Treasury Preferred Fund, UBS Select ESG Prime Preferred Fund, UBS Select Prime Investor Fund, UBS Select Government Investor Fund, UBS Select Treasury Investor Fund, UBS Select ESG Prime Investor Fund, UBS Prime Reserves Fund, UBS Tax-Free Reserves Fund, UBS Prime Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Investor Fund, UBS Tax-Free Investor Fund, UBS RMA Government Money Market Fund, UBS Liquid Assets Government Fund and UBS Ultra Short Income Fund 25/

	(b)	Consent of Independent Registered Public Accounting Firm with respect to Limited Purpose Cash Investment Fund 36/

(11)	Omitted Financial Statements - none

(12)	Letter of Investment Intent 1/

(13)	(a)	Amended and Restated Shareholder Services Plan Pursuant to Rule 12b-1 for UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund) 6/

	(b)	Amended and Restated Plan of Distribution Pursuant to Rule 12b-1 for UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund (formerly, UBS Select Tax-Free Investor Fund), UBS Prime Investor Fund, UBS Select Government Investor Fund and UBS Select ESG Prime Investor Fund 15/

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(c) Shareholder Services Plan Pursuant to Rule 12b-1 with respect to Class A shares of UBS Ultra Short Income Fund 24/

(14)	Multiple Class Plan Pursuant to Rule 18f-3 for UBS Ultra Short Income Fund 14/

(15)	Code of Ethics for Registrant, UBS Asset Management (Americas) Inc. (investment advisor) and UBS Asset Management (US) Inc. (principal underwriter) 24/

(16)	Powers of Attorney for Messrs. Bernikow, Burt, Feldberg and Garil and Ms. Higgins 39/

(17)	Power of Attorney for Ms. Kilkeary 14/

*	Formerly known as UBS Global Asset Management (US) Inc.

1/	Incorporated by reference from Pre-Effective Amendment No. 1 to the Registrant’s registration statement, SEC File No. 333-52965, filed July 29, 1998.

2/	Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant’s registration statement, SEC File No. 333-52965, filed September 1, 1999.

3/	Incorporated by reference from Post-Effective Amendment No. 10 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 29, 2001.

4/	Incorporated by reference from Post-Effective Amendment No. 11 to the Registrant’s registration statement, SEC File No. 333-52965, filed April 30, 2002.

5/	Incorporated by reference from Post-Effective Amendment No. 16 to the Registrant’s registration statement, SEC File No. 333-52965, filed April 28, 2004.

6/	Incorporated by reference from Post-Effective Amendment No. 22 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 28, 2007.

7/	Incorporated by reference from Post-Effective Amendment No. 26 to the Registrant’s registration statement, SEC File No. 333-52965, filed October 3, 2008.

8/	Incorporated by reference from Post-Effective Amendment No. 40 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 27, 2015.

9/	Incorporated by reference from Post-Effective Amendment No. 42 to the Registrant’s registration statement, SEC File No. 333-52965, filed October 16, 2015.

10/	Incorporated by reference from Post-Effective Amendment No. 44 to the Registrant’s registration statement, SEC File No. 333-52965, filed December 30, 2015.

11/	Incorporated by reference from Post-Effective Amendment No. 50 to the Registrant’s registration statement, SEC File No. 333-52965, filed June 23, 2016.

12/	Incorporated by reference from Post-Effective Amendment No. 52 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 26, 2016.

13/	Incorporated by reference from Amendment No. 55 to the Registrant’s registration statement, SEC File No. 811-08767, filed November 16, 2016.

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14/	Incorporated by reference from Post-Effective Amendment No. 56 to the Registrant’s registration statement, SEC File No. 333-52965, filed March 9, 2018.

15/	Incorporated by reference from Post-Effective Amendment No. 65 to the Registrant’s registration statement, SEC File No. 333-52965, filed December 23, 2019.

16/	Incorporated by reference from Post-Effective Amendment No. 21 to the Registrant’s registration statement, SEC File No. 333-52965, filed June 14, 2007.

17/	Incorporated by reference from Post-Effective Amendment No. 23 to the Registrant’s registration statement, SEC File No. 333-52965, filed June 27, 2008.

18/	Incorporated by reference from Post-Effective Amendment No. 27 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 27, 2009.

19/	Incorporated by reference from Post-Effective Amendment No. 29 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 27, 2010.

20/	Incorporated by reference from Articles IV, VI and X of Registrant’s Trust Instrument and from Articles VI and IX of Registrant’s By-Laws.

21/	Incorporated by reference from Post-Effective Amendment No. 8 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 25, 2000.

22/	Incorporated by reference from Post-Effective Amendment No. 22 to the registration statement of PACE Select Advisers Trust, SEC File No. 33-87254, filed April 3, 2006.

23/	Incorporated by reference from Amendment No. 56 to the Registrant’s registration statement, SEC File No. 811-08767, filed August 25, 2017.

24/	Incorporated by reference from Post-Effective Amendment No. 61 to the Registrant’s registration statement, SEC File No. 333-52965, filed May 24, 2018.

25/	Incorporated by reference from Post-Effective Amendment No. 69 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 27, 2021.

26/	Incorporated by reference from Post-Effective Amendment No. 48 to the Registrant’s registration statement, SEC File No. 333-52965, filed March 28, 2016.

27/	Incorporated by reference from Post-Effective Amendment No. 54 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 25, 2017.

28/	Incorporated by reference from Amendment No. 73 to the Registrant’s registration statement, SEC File No. 811-08767, filed April 7, 2020.

29/	Incorporated by reference from Post-Effective Amendment No. 9 to the Registrant’s registration statement, SEC File No. 333-52965, filed April 12, 2001.

30/	Incorporated by reference from Post-Effective Amendment No. 17 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 30, 2004.

31/	Incorporated by reference from Post-Effective Amendment No. 33 to the Registrant’s registration statement, SEC File No. 333-52965, filed June 29, 2012.

32/	Incorporated by reference from Post-Effective Amendment No. 31 to the registration statement of UBS RMA Money Fund Inc., SEC File No. 2-78309, filed August 28, 1998.

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33/	Incorporated by reference from Post-Effective Amendment No. 58 to the registration statement of UBS Master Series, Inc., SEC File No. 33-2524, filed June 30, 2011.

34/	Incorporated by reference from Post-Effective Amendment No. 64 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 28, 2018.

35/	Incorporated by reference from Post-Effective Amendment No. 67 to the Registrant’s registration statement, SEC File No. 333-52965, filed August 28, 2020.

36/	Incorporated by reference from Amendment No. 77 to the Registrant’s registration statement, SEC File No. 811-08767, filed August 26, 2021.

37/	Incorporated by reference from Amendment No. 63 to the Registrant’s registration statement, SEC File No. 811-08767, filed August 24, 2018.

38/	Incorporated by reference from Amendment No. 74 to the Registrant’s registration statement, SEC File No. 811-08767, filed August 27, 2020.

39/	Incorporated by reference from Post-Effective Amendment No. 26 to the registration statement of PACE Select Advisors Trust, SEC File No. 33-87254, filed November 28, 2007.

Item 29. Persons Controlled by or under Common Control with Registrant

None.

Item 30. Indemnification

Section 2 of Article IX of the Trust Instrument, as amended (“Trust Instrument”), “Indemnification,” provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, “Limitation of Liability” in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

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Section 9 (except as otherwise noted) of each (i) Investment Advisory and Administration Contract with respect to UBS Liquid Assets Government Fund; (ii) Administration Contract with respect to UBS Select Prime Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select Prime Preferred Fund, UBS Tax-Free Reserves Fund, UBS Select Treasury Preferred Fund, UBS Tax-Free Preferred Fund, UBS Prime Reserves Fund, UBS Prime Preferred Fund, UBS Select Government Institutional Fund, UBS Select Government Preferred Fund, UBS Select ESG Prime Institutional Fund and UBS Select ESG Prime Preferred Fund; (iii) Administration Contract with respect to UBS Select Prime Investor Fund, UBS Select Treasury Investor Fund, UBS Tax-Free Investor Fund, UBS Prime Investor Fund, UBS Select Government Investor Fund, UBS RMA Government Money Market Fund and UBS Select ESG Prime Investor Fund; (iv) Management Contract for Limited Purpose Cash Investment Fund; and (v) Section 11 of the Investment Advisory and Administration Contract with respect to UBS Ultra Short Income Fund (each, an “Advisory/Administration Contract”), with UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.) (“UBS AM”) provides that UBS AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series (“Fund”) of the Registrant in connection with the matters to which the Advisory/Administration Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Advisory/Administration Contract. Section 10, 11, or 12 of each Advisory/Administration Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Advisory/Administration Contract and that UBS AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

Section 9 of each Principal Underwriting Contract or Distribution Contract provides that the Trust will indemnify UBS Asset Management (US) Inc. (formerly, UBS Global Asset Management (US) Inc.) (“UBS AM (US)”) and its officers, directors and controlling persons against all liabilities arising from any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS AM (US) to the Trust for use in the Registration Statement; and provided that this indemnity agreement shall not protect any such persons against liabilities arising by reason of their bad faith, gross negligence or willful misfeasance; and shall not inure to the benefit of any such persons unless a court of competent jurisdiction or controlling precedent determines that such result is not against public policy as expressed in the Securities Act of 1933, as amended (the “1933 Act”). Section 9 of each Principal Underwriting Contract or Distribution Contract also provides that UBS AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS AM (US) for use in the Registration Statement or arising out of an agreement between UBS AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS AM (US) in connection with the Contract.

Section 15 or 16 of each Principal Underwriting Contract and Section 10 of the Distribution Contract contain provisions similar to Section 10, 11, or 12 of the Advisory/Administration Contracts, with respect to UBS AM (US).

Section 9, 14, or 15 of each Dealer Agreement, and Section 12 of the Mutual Fund Account Administration Agreement, contains provisions similar to those of Section 9 of the Principal Underwriting Contract or Distribution Contract with respect to the applicable dealer.

The Exclusive Placement Agent Agreement contains provisions similar to those of Section 9 of the Principal Underwriting Contract or Distribution Contract with respect to the applicable dealer.

Insofar as indemnification for liabilities arising under the 1933 Act may be provided to trustees, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding or payment pursuant to any insurance policy) is asserted against the Registrant by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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Item 31. Business and Other Connections of Investment Advisor

UBS AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS Group AG. UBS AM is primarily engaged in the investment advisory and financial services business. Set forth below in alphabetical order is a list of certain executive officers and each board director of UBS AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name	Position(s) Held with UBS AM	Other Substantial Business, Profession, Vocation or Employment

Lisa N. DiPaolo	Executive Director and Portfolio Manager	None

Charles W. Grande	Managing Director and Head of the Municipal Fixed Income Team	None

John Krieg	Board Director, Managing Director, and Head of Institutional Client Coverage – AM Americas	Board Director, Managing Director, and Head of Institutional Client Coverage – AM Americas of UBS AM (US); Board Director, Vice President, and Trust Officer of UBS Asset Management Trust Company

Igor Lasun	Managing Director and Head of Products—Americas	Board Director, President, Chair, and Trust Officer of UBS Asset Management Trust Company

Ralph Mattone	Treasurer, Chief Financial Officer, and Managing Director	Chief Financial Officer, Managing Director and Regional Group Controller of UBS Securities LLC and UBS Financial Services Inc.; Treasurer and Chief Financial Officer of UBS Asset Management Trust Company

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Leesa Merrill	Executive Director (Non-Board)	Chief Compliance Officer of certain UBS registered fund families; Executive Director (Non-Board) of UBS AM (US)

Barry Mullen	Executive Director and Chief Compliance Officer – Americas	Executive Director and Chief Compliance Officer of UBS AM (US); Chief Compliance Officer and Trust Officer of UBS Asset Management Trust Company

Ryan Nugent	Executive Director, Senior Portfolio Manager and Head of Municipal Trading	None

James Poucher	Board Director, Managing Director, President, Chief Executive Officer, and Head of UBS Asset Management Americas	Global Head of UBS Asset Management Operations

Robert Sabatino	Managing Director and Global Head of Liquidity Portfolio Management	None

Eric Sanders	Director (Non-Board), Associate General Counsel and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Philip Stacey	Managing Director, Head of Legal – UBS AM Americas, and Assistant Secretary	Managing Director, Head of Legal – UBS AM Americas, and Assistant Secretary of UBS AM (US); Assistant Secretary and Trust Officer of UBS Asset Management Trust Company

David Walczak	Executive Director and Head of US Money Markets Portfolio Management	None

Keith Weller	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary of UBS AM (US)

Messrs. Mullen, Sanders, Stacey and Weller and Ms. Merrill are employed by UBS Business Solutions US LLC.

Item 32. Principal Underwriter/Placement Agent

(a)  UBS AM (US) serves as principal underwriter or placement agent for the following other investment companies:

MASTER TRUST

PACE SELECT ADVISORS TRUST

SMA RELATIONSHIP TRUST

THE UBS FUNDS

UBS INVESTMENT TRUST

UBS RELATIONSHIP FUNDS

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(b)  UBS AM (US) is the Registrant’s principal underwriter or placement agent. The directors and certain principal executive officers of UBS AM (US), their principal business addresses, and their positions and offices with UBS AM (US), are identified below along with those directors and officers of UBS AM (US) who also serve as trustees or officers of the Registrant. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Michael Belasco*	None	Board Director, President, Chief Executive Officer, Managing Director, and Head of Americas Wholesale and Wealth Management Client Coverage of UBS AM (US)

Rose Ann Bubloski***	Vice President and Assistant Treasurer	None

Franklin P. Dickson***	Vice President	None

Lisa N. DiPaolo*	Vice President	None

Charles W. Grande*	Vice President	None

Kathleen Horan***	None	Treasurer and Chief Financial Officer of UBS AM (US)

Mark F. Kemper**	Vice President and Assistant Secretary	Assistant Secretary, Managing Director, and Senior Legal Advisor of UBS AM (US)

Joanne M. Kilkeary***	Vice President and Treasurer	None

John Krieg*	None	Board Director, Managing Director, and Head of Institutional Client Coverage – Americas of UBS AM (US)

Igor Lasun*	President	None

Leesa Merrill**	Chief Compliance Officer	Executive Director (Non-Board) of UBS AM (US)

Barry Mullen*	None	Executive Director and Chief Compliance Officer – Americas of UBS AM (US)

Ryan Nugent*	Vice President	None

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Robert Sabatino**	Vice President	None

Eric Sanders*	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel, and Assistant Secretary of UBS AM (US)

Philip Stacey**	Vice President and Assistant Secretary	Executive Director, Head of Legal – UBS AM Americas, and Assistant Secretary of UBS AM (US); Assistant Secretary and Trust Officer of UBS Asset Management Trust Company

David Walczak**	Vice President	None

Keith A. Weller**	Vice President and Secretary	Executive Director, Deputy General Counsel, Head of Registered Funds Legal, and Assistant Secretary of UBS AM (US)

* This person’s business address is 787 Seventh Avenue, New York, NY 10019.

** This person’s business address is One North Wacker Drive, Chicago, IL 60606.

*** This person’s business address is 1000 Harbor Boulevard, Weehawken, NJ 07086.

(c) None.

Item 33. Location of Accounts and Records

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS AM, at 1285 Avenue of the Americas, New York, NY 10019, 787 Seventh Avenue, New York, NY 10019 and One North Wacker Drive, Chicago, IL 60606. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession of UBS AM, at 1285 Avenue of the Americas, New York, NY 10019, 787 Seventh Avenue, New York, NY 10019 and One North Wacker Drive, Chicago, IL 60606. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant’s transfer agent and custodian.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 8th day of August, 2023.

UBS SERIES FUNDS

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Secretary

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